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                                                             EXHIBIT 99-c-1


                      APPROVAL OF AMENDMENTS TO CERTAIN
                      ROCKWELL INTERNATIONAL CORPORATION
                                SAVINGS PLANS

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  I, Robert H. Murphy, Senior Vice President, Organization & Human Resources,
Rockwell International Corporation (the "Corporation"), pursuant to authority of the Board of Directors of the Corporation by resolution dated November 1, 1989, for and on behalf of the Corporation, do hereby approve the following action:

    Effective January 1, 1994, amend the Plans identified hereinafter by adding language, where appropriate and similar in substance to the following, to reflect the $150,000.00 compensation maximum required by the Omnibus Budget Reconciliation Act of 1993:

        "Notwithstanding the provisions of this Plan to the contrary, only compensation described in section 401(a)(17) of the Code, as that section shall be from time to time set forth, may be considered in the determination of benefits hereunder."

023  25-1200273  ROCKWELL GRAPHIC SYSTEMS, INC. FIELD SERVICE HOURLY EMPLOYEES
                 SAVINGS PLAN

085  95-1054708  HOURLY PAYROLL EMPLOYEES LAYOFF BENEFIT & SECURITY PROGRAM-UAW

086  95-1054708  HOURLY PAYROLL EMPLOYEES LAYOFF BENEFIT & SECURITY
                 PROGRAM-NON-UAW

106  95-1054708  YORK EMPLOYEES RETIREMENT SAVINGS PLAN - TRUCK AXLE DIVISION;
                 YORK, SOUTH CAROLINA

107  95-1054708  ASHEVILLE EMPLOYEES RETIREMENT SAVINGS PLAN - TRUCK AXLE
                 DIVISION; ASHEVILLE, NORTH CAROLINA

116  95-1054708  ROCKWELL INTERNATIONAL CORPORATION SAVINGS PLAN FOR CERTAIN
                 REPRESENTED HOURLY EMPLOYEES

127  95-1054708  ALLENTOWN EMPLOYEES RETIREMENT SAVINGS PLAN - OFF-HIGHWAY
                 PRODUCTS AND DRIVELINE DIVISION; ALLENTOWN, PENNSYLVANIA

131  95-1054708  ROCKWELL SAVINGS PLAN FOR CERTAIN ELIGIBLE EMPLOYEES (FORMERLY
                 KNOWN AS AIR TRANSPORT PLAN)

128  25-1200273  ROCKWELL GRAPHIC SYSTEMS, INC. READING HOURLY EMPLOYEES
                 RETIREMENT SAVINGS PLAN

129  25-1200273  ROCKWELL GRAPHIC SYSTEMS, INC. CEDAR RAPIDS HOURLY EMPLOYEES
                 SAVINGS PLAN

014  25-1200273  GRAPHIC SYSTEMS DEFINED CONTRIBUTION TARGET BENEFIT RETIREMENT
                 PLAN FOR HOURLY-RATED EMPLOYEES OF THE CEDAR RAPIDS,
                 IOWA PLANT

Dated this 23rd day of December, 1994.


                                     /s/ ROBERT H. MURPHY
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                                     Robert H. Murphy, Senior Vice President
                                     Organization & Human Resources